ANALEX CORPORATION                            NEWS RELEASE

5904 Richmond Highway
Suite 300
Alexandria, Virginia 22303
Tel:  (703) 329-9400
Fax: (703) 329-8187
www.analex.com                     Release:  IMMEDIATE
                              For:      ANALEX CORPORATION
                                        (Symbol: NLX)
Contact:  Amber Gordon
          (703) 329-9400


               ANALEX AWARDED $4 MILLION CONTRACT
         BY U.S. ARMY TO SUPPORT GLOBAL WAR ON TERRORISM

     Alexandria, VA, December 8, 2004 - Analex Corporation (Amex:
NLX), a leading provider of mission-critical professional services to federal government clients, today announced that its Beta Analytics, Inc. subsidiary was awarded a prime contract worth approximately $4 million by the U.S. Army Field Support Command (AFSC) and the U.S. Army Joint Munitions Command (JMC). Under this five-year contract (a base year plus four one-year options), Analex will provide intelligence analysis support, threat analysis and other services to assist our deployed forces in taking appropriate actions to support the U.S. Army and the Global War on Terrorism program.

     Sterling Phillips, Analex's Chairman and CEO, stated, "We are pleased that BAI continues to be chosen to provide specialized intelligence services in support of our national security, and we look forward to working with the Army on these mission critical programs." Acquired by Analex in May 2004, BAI has brought additional strength to Analex in the areas of high-tech program and technology protection, counterintelligence, operations security and intelligence analysis.

     The AFSC integrates Army logistics support to military exercises and operations worldwide, primarily through logistics support and combat equipment battalions. AFSC also provides deployed forces with the necessary intelligence to carry out their mission and to protect themselves from potential threats. The JMC is responsible for the operation of ammunition plants and storage depots throughout the continental United States. This is the second award BAI has received in support of AFSC/JMC. The first award, received in April 2003, was for one year with a six-month extension. Both awards were won as a result of a competitive bidding process. AFSC/JMC is located at the Rock Island Arsenal in Illinois.


About Analex
Analex (www.analex.com) specializes in providing intelligence, systems engineering and security services in support of our nation's security. Analex focuses on developing innovative technical approaches for the intelligence community, analyzing and supporting defense systems, designing, developing and testing aerospace systems and providing a full range of security support services to the U.S. government. Analex stock trades on the American Stock Exchange under the symbol NLX. Analex investor relations can be reached at amber.gordon@analex.com or 703-329-9400 x311.


PLEASE NOTE: Except for the historical information contained herein, this press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, that involve a number of risks and uncertainties. These forward-looking statements may be identified by reference to a future period by use of forward-looking terminology such as "anticipate," "expect," "could," "intend," "may" and other words of a similar nature. There are certain important factors and risks that could cause results to differ materially from those anticipated by the statements contained herein. Such factors and risks include business conditions and growth in the government contracting arenas and in the economy in general. Competitive factors include the pressures toward consolidation of small government contracts into larger contracts awarded to major, multi-national corporations; and the Company's ability to continue to recruit and retain highly skilled technical, managerial and sales/marketing personnel. Other risks may be detailed from time to time in the Company's filings with the Securities and Exchange Commission. Analex undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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